EXHIBIT 99.3

Citizens Community Bancorp and Community Plus Savings Bank
Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet
as of June 30, 2005
(In thousands)

	Historical
ASSETS:	Citizens Community Bancorp	Community Plus Savings Bank	Pro Forma Adjustments		Pro Forma Combined

Cash and cash equivalents	$4,177	13,537			$17,714
Investment securities held to maturity	0	1,376	$(11)	B	1,365
Investment securities available for sale	0	1,983			1,983
Total investment securities	0	3,359	(11)		3,348
Loans receivable, net	181,576	27,166	(456)	B	208,286
Office properties and equipment, net	2,207	849	(82)	B	2,974
Federal Home Loan Bank stock	1,675	285			1,960
Accrued interest receivable	543	104			647
Core deposit intangible	329	0	1,877	B	2,206
Goodwill	0	0	5,466	C	5,466
Other assets	1,418	654	(420)	B	1,652
TOTAL ASSETS	$191,925	$45,954	$6,374		$244,253

LIABILITIES AND STOCKHOLDERS' EQUITY:

Liabilities:
Deposits	$137,500	$41,521	$50	B	$179,071
Federal Home Loan Bank advances	33,500	0			33,500
Other liabilities	1,341	289	710	B	2,340
Total liabilites	172,341	41,810	760		214,911

Stockholders' Equity:
Common stock - 3,747,319 shares issued	30	0	7	E,F	37
Additional paid-in capital	9,013	0	9,751	C,E,F	18,764
Retained earnings	12,390	4,152	(4,152)	E	12,390
Treasury stock - 26,251 shares at cost	(394)	0			(394)
Unearned ESOP shares	(1,043)	0			(1,043)
Unearned compensation	(412)	0			(412)
Accumulated other comprehensive (net of tax)	0	(8)	8	E	0
Total stockholders' equity	19,584	4,144	5,614		29,342
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$191,925	$45,954	$6,374		$244,253

See Notes to the Unaudited Consolidated Pro Forma Condensed Combined Financial Statements.

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Citizens Community Bancorp and Community Plus Savings Bank
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Nine Months Ended June 30, 2005
(In Thousands)

	Historical
	Citizens Community Bancorp	Community Plus Savings Bank	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$8,245	$1,042	$38	D	$9,325
Other interest and dividend income	68	301	5	D	374
Total interest and dividend income	8,313	1,343	43		9,699

Interest expense:
Interest on deposits	2,266	305	(13)	D	2,558
Notes payable interest	404	0	0		404
Total interest expense	2,670	305	(13)		2,962

Net interest income	5,643	1,038	56		6,737

Provision for loan losses	305	13	0		318
Net interest income after provision for loan losses	5,338	1,025	56		6,419

Noninterest income:
Service charges on deposit accounts	565	0	0		565
Insurance commissions	274	0	0		274
Loan fees and service charges	232	0	0		232
Other	460	152	0		612
Total noninterest income	1,531	152	0		1,683

Noninterest expense:
Salaries and related benefits	3,311	519	44	D	3,874
Occupancy - net	530	132	(2)	D	660
Office	449	218	0		667
Data processing	221	72	0		293
Amortization of core deposit intangible	0	0	207	D	207
Other	940	264	0		1,204
Total noninterest expense	5,451	1,205	249		6,905

Income before provision for income tax	1,418	(28)	(193)		1,197
Provision for income taxes	562	(15)	(75)	D	472

Net income	$856	$(13)	$(118)		$725
Basic and Fully Diluted Earnings Per Share	$0.29				$0.25

See Notes to the Unaudited Consolidated Pro Forma Condensed Combined Financial Statements.

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Citizens Community Bancorp and Community Plus Savings Bank
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Twelve Months Ended September 30, 2004
(In Thousands)

	Historical
	Citizens Community Bancorp	Community Plus Savings Bank	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$9,544	$1,970	$50	D	$11,564
Other interest and dividend income	75	205	7	D	287
Total interest and dividend income	9,619	2,175	57		11,851

Interest expense:
Interest on deposits	2,806	416	(17)	D	3,205
Notes payable interest	83	0			83
Total interest expense	2,889	416	(17)		3,288

Net interest income	6,730	1,759	74		8,563

Provision for loan losses	396	13	0		409
Net interest income after provision for loan losses	6,334	1,746	74		8,154

Noninterest income:
Service charges on deposit accounts	784	0	0		784
Insurance commissions	309	0	0		309
Loan fees and service charges	17	0	0		17
Other	259	37	0		296
Total noninterest income	1,369	37	0		1,406

Noninterest expense:
Salaries and related benefits	3,987	686	58	D	4,731
Occupancy - net	630	160	(3)	D	787
Office	546	267	0		813
Data processing	301	96	0		397
Amortization of core deposit intangible	0	0	276	D	276
Other	859	269	0		1,128
Total noninterest expense	6,323	1,478	331		8,132

Income before provision for income tax	1,380	305	(257)		1,428
Provision for income taxes	543	106	(100)	D	549

Net income	$837	$199	$(157)		$879

See Notes to the Unaudited Consolidated Pro Forma Condensed Combined Financial Statements.

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Notes to the Unaudited Pro Forma Consolidated Condensed

Combined Financial Statements

A.            Basis of Presentation

            The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position or results of operation that would have resulted had the merger been consummated as of or for the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The merger was completed on July 1, 2005.

            The unaudited pro forma consolidated financial information reflects the application of the purchase method of accounting. Under this method, the assets and liabilities of Community Plus Savings Bank will be recorded at their estimated fair values at the effective time. As described in the accompanying notes, the estimated fair values of the assets and liabilities of Community Plus Savings Bank have been combined with the historical carrying amounts of the assets and liabilities of Citizens Community Bancorp and subsidiary.

            The unaudited pro forma consolidated condensed combined statement of operations for the nine months ended June 30, 2005, gives effect to the merger as if the merger had been consummated on October 1, 2004. The unaudited pro forma consolidated condensed combined statement of operations for the year ended September 30, 2004 gives effect to the merger as if the merger occurred on October 1, 2003. The unaudited pro forma consolidated condensed combined balance sheet assumes the merger was consummated on June 30, 2005. Certain reclassifications have been included in the unaudited pro forma consolidated condensed combined balance sheet and unaudited pro forma consolidated condensed combined statements of operations to conform the presentation.

            Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma consolidated condensed combined financial statements are summarized as follows:

            Estimated fair values for the assets and liabilities of Community Plus Savings Bank were obtained as follows:
            Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

            Investments and Mortgage-Backed Securities. Fair values for securities are based on quoted market prices.

            Stock in Federal Home Loan Bank and Other Restricted Equity Securities. No ready market exists for these stocks and they have no quoted market value; however, redemption of these stocks has historically been at par value. Accordingly, the carrying amount is deemed to be a reasonable estimate of fair value.

            Loans. Fair values for loans held for investment and other loans are estimated by segregating the portfolio by type of loan and discounting scheduled cash flows using interest rates currently being offered for loans with similar terms. A prepayment assumption is used as an estimate of the portion of loans that will be repaid prior to their scheduled maturity. The allowance for loan losses as recorded is deemed to be a reasonable estimate of the credit adjustment.

            Office Properties and Equipment. The fair value of office properties is based on management's best estimate of current fair value. The book value of equipment is deemed to be a reasonable estimate of fair value.

            Deposits. The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificate accounts are estimated using a discounted cash flow calculation that applies interest rates offered at the time of the merger on certificates to a schedule of aggregated expected monthly maturities on certificate accounts.

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            Identifiable Intangible Assets. A fair value for the core deposit intangible asset was estimated by calculating a 5.56% premium on core deposits of $33.7 million.

            Other Assets and Other Liabilities. Because these financial instruments will typically be received or paid within three months, the carrying amounts of such instruments are deemed to be a reasonable estimate of fair value. Business combination costs of $420,000 recorded as other assets at June 30, 2005, have been written off, which increases goodwill.
            The discount on loans will be accreted to interest income over eight years so as to approximate a constant yield to maturity. The fair market value adjustment for term deposits will be accreted to interest expense over three years so as to approximate a constant yield to maturity.

B.            Purchase Accounting Adjustments

            Purchase accounting adjustments are estimated as follows (in thousands):

Decrease in value of investments	$ (11)
Decrease in value of loans	(456)
Decrease in value of building	(82)
Increase in other liabilities	(77)
Core deposit intangible recorded	1,877
Increase in liability for term deposits	(50)
Increase pension liability	(220)
Decrease in other assets	(420)
Deferred tax liability	(413)

Total	148
Equity of Community Plus	4,144

Total fair value of net assets acquired	$4,292
C.            Calculation of Goodwill

            Excess of cost over the fair value of net assets acquired for the merger was calculated as follows (in thousands):

Cost	$9,250
Business combination costs	508

Total cost	9,758
Fair value of net assets acquired	4,292

Total excess of cost over the fair value of net assets acquired	$5,466

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D.            Pro Forma Income Statement Adjustments

            Pro forma income statement adjustments that were calculated for the merger are as follows (in thousands):

	For the Year Ended September 30, 2004 Income (Expense)	For the Nine Months Ended June 30, 2005 Income (Expense)

Accretion of discount on investments	$ 7	$ 5
Accretion of discount on loans receivable	50	38
Accretion of fair value adjustment for building	3	2
Accretion of fair value adjustment for term deposits	17	13
Provision for deferred compensation	(58)	(44)
Income tax expense	100	75
Amortization of core deposit intangible asset	(276)	(207)

Total adjustments	$(157)	$(118)

            Income tax benefit is adjusted using a combined effective tax rate of 39%.

            The following table summarizes the pro forma estimated net future impact of the amortization of the purchase accounting adjustments as if the merger occurred October 1, 2003, including the provision for officer and director deferred compensation, made in connection with the merger on our results of operations (in thousands):

Fiscal Years Ended September 30,	Net Increase (Decrease) In Net Income of Amortized Amounts

2005	$(164)
2006	$(167)
2007	$(181)
2008	$(182)
2009	$(186)
2010 and thereafter	$(257)

E.            Transfer of Capital

            Amounts reclassed from Retained Earnings and Accumulated Other Comprehensive Income represent recognized value of Community Plus Savings Bank.

F.            Issuance of Shares to Citizens Community MHC

            Based on the average closing price of common stock of Citizens Community Bancorp of $13.11 per share for the 20th through 5th trading days prior to the July 1, 2005 closing date and the $9.25 million valuation appraisal of Community Plus Savings Bank, 705,569 shares of common stock of Citizens Community Bancorp, $.01 par value was issued to Citizens Community Federal MHC and the total purchase price for the acquisition was $9.8 million (see Note C). This resulted in an increase of $7,056 to common stock and an increase of $9.8 million to additional paid-in capital.

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G.            Earnings Per Share

            When presented, basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Because the initial stock offering by Citizens Community Bancorp was not completed until March 29, 2004, per share earnings data is not meaningful and is therefore not presented.

END.